Exhibit 23P
                                 CODE OF ETHICS
                                       OF
                             SIRIUS INVESTMENT TRUST
                                        &
                         SIRIUS CAPITAL MANAGEMENT, LLC

I.   Introduction

     This Code of Ethics (the "Code") has been adopted by Sirius Investment Trust (the "Trust") and Sirius Capital Management, LLC (the "Adviser"), the investment adviser to each series of the Trust, in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Section 406 of the Sarbanes-Oxley Act of 2002 (the "SOA").

     Rule 17j-1 under the 1940 Act requires mutual fund complexes and their investment advisers to adopt written codes of ethics designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust, and to deal with other types of conflict-of-interest situations to which Rule 17j-1 is addressed. Rule 17j-1 makes it "unlawful" for certain persons who have affiliations with the Trust to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust.

     Section 406 of the SOA and the Securities and Exchange Commission's (the "Commission") regulations implementing Section 406 require mutual funds to disclose whether they have adopted a code of ethics that applies to their principal executive officer and senior financial officers. If the mutual fund has not adopted such a code, it must disclose that fact and explain why it has not done so.

     Section 406 of the SOA and the Commission's implementing rules define an appropriate code of ethics as one that contains such standards as are reasonable to promote:

     o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Commission and in other public communications made by the Trust;

     o    Compliance with applicable governmental laws, rules and regulations;

     o The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

     o    Accountability for adherence to the Code.

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     This Code is intended to  establish  policies  and  procedures  designed to insure that persons subject to Rule 17j-1 and the SOA do not:

     |X| use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Trust;

     |X| engage in activities that result in a conflict of interest, or apparent conflict of interest, between the person and the Trust;

     |X| engage in activities that result in a material misrepresentation or omit to disclose a material fact in Trust financial statements and reports to the public;

     |X|  violate applicable governmental laws, rules and regulations; and

     |X|  fail to report violations of the Code to the appropriate persons.

II.  Principles

     This Code of Ethics acknowledges the general principles that persons affiliated with the Trust:

     (A)  owe a fiduciary obligation to the Trust;

     (B)  have  the  duty  at  all  times  to  place  the   interests  of  Trust
          shareholders first;

     (C) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility;

     (D) must conduct their activities on behalf of the Trust so as to insure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Commission and in other public communications made by the Trust; and

     (E) may not take inappropriate advantage of their positions in relation to the Trust.

III. Definitions (as used herein)

     "Access Person" means:

     (1) any interested trustee ( as defined in the 1940 Act), officer, general partner or Advisory Person (defined below) of the Trust or any Adviser to the Trust.

          (A) If an Adviser to the Trust is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund.

          (B) An Adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the Adviser derived, on an unconsolidated basis, more than 50% of its income (or loss), before taxes and extraordinary items, from the other business or businesses.

     (2) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase

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          or sale of  Covered  Securities  by the Trust for which the  principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust, regarding the purchase or sale of Covered Securities.

     "Advisory Person" means:

     (1) Any employee of the Trust or an Adviser to the Trust (or of any company in a control relationship to the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (2) Any natural person in a control relationship to the Trust or an Adviser to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

     "Affiliated Person" means:

     (1) Any officer, director, trustee, copartner or employee of the Trust or Adviser;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Trust or Adviser;

     (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Trust or Adviser; and

     (4) any person directly or indirectly controlling, controlled by, or under common control with the Trust or Adviser.

     "Beneficial Interest" means:

          any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code as a "personal securities" transaction or as a transaction for the person's "own account").

          At the written request of a person subject to this Code, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction for the person's "own account" for purposes of the reporting requirements under this Code. Any such written interpretations shall be attached to this Code and may be relied upon solely by the person(s) seeking such interpretations.

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     "Clearing Officers" means any two officers of the Trust who are not:

     (1)  parties to the transaction;

     (2)  related by blood or marriage to a party to the transaction; and

     (3) interested in or affiliated persons of the issuer of the securities at issue.

     "Control" means:

          the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

     "Covered Security" means:

          all stock, debt obligations and other instruments comprising the investments of the Trust, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

     (1)  direct obligations of the Government of the United States;

     (2) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

     (3)  shares issued by open-end mutual funds.

          References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

     "Fund" means an investment company registered under the 1940 Act, and includes the Trust.

     "Principal  Executive  Officer"  of the Trust  means  the  Chief  Executive
          Officer of the Trust, or if no such position has been appointed by the Board, the President of the Trust.

     "Senior Financial Officers" of the Trust mean the Treasurer of the Trust and the Chief Accounting Officer(s) of the Trust, or such persons holding equivalent functions. This definition applies not only to persons directly employed by the Trust, but also to persons holding such positions of responsibility employed by outside service providers to the Trust.

     A "security held or to be acquired" by the Trust means:

          any Covered  Security which,  within the most recent 15 calendar days:
          (i) is or has been held by the Trust; or (ii) is being or has been considered by an Adviser for purchase by the Trust.

     A security is "being considered for purchase or sale";

          from the time an order is given by or on behalf of the Trust to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

III. General Prohibitions Under Rule 17j-1

     1. No Access Person shall use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust.

     2. No Access Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Trust:

          (i)  employ any device, scheme or artifice to defraud the Trust; or

          (ii) make to the Trust or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

          (iii)engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (iv) engage in any manipulative practice with respect to the Trust.

IV.  General Prohibitions Under the SOA

     1. No Principal Executive Officer or Senior Financial Officer shall knowingly engage in any activity, or assist in such activity, or by action or inaction condone or approve of any such activity, that would operate to conceal, misrepresent, omit to disclose or otherwise result in an incorrect or incomplete representation of the true and correct financial condition of the Trust;

     2. No Principal Executive Officer or Senior Financial Officer shall knowingly make to the Trust, an Adviser, the Commission or any member of the public any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, with respect to the financial statements and reports of the Trust;

     3. No Principal Executive Officer or Senior Financial Officer shall knowingly engage in any activity, or assist in such activity, or by action or inaction condone or approve of any such activity, that would:

          (i)  cause any untrue statement of material fact to appear; or

          (ii) omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading,

          in any financial statement or report filed with the Commission and/or made available to the public.

     4. No Principal Executive Officer or Senior Financial Officer shall knowingly engage in any activity, or assist in such activity, or by action or inaction condone or approve of any such activity, that would operate to cause a violation of any federal or state law or regulation applicable to the activities of the Trust.

V.   Restrictions on Personal Securities Transactions

     A.   General

          Subject to any additional limiting requirements that may be set forth below, an Advisory Person may not effect a personal securities transaction in a Covered Security unless such person:

          (1) obtains advance written clearance of such transaction by two Clearing Officers; and

          (2) if the Covered Security is a "security held or to be acquired" by the Trust, executes such transaction at a price equal to or less advantageous than the most recent price obtained for such security by the Trust; and

          (3)  reports to the Trust,  in  accordance  with the  requirements  of
               Section VIII of this Code, the information described in Section VI of this Code.

          Any profits realized on personal securities transactions in violation of this Section V(A) shall be disgorged.

     B.   Initial Public Offerings & Private Placements

          (1) An Advisory Person may not acquire any Covered Security in an initial public offering or in a private placement , unless such Advisory Person:

               (a) obtains advance written clearance of such transaction by two Clearing Officers and

               (b)  reports to the Trust, in accordance with the requirements of
                    Section  VIII of this Code,  the  information  described  in
                    Section VI of this Code.

          (2) When considering whether to grant approval to the Advisory Person to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to the Advisory Person by virtue of his or her position with the Trust or an Adviser to the Trust. If the Clearing Officers find that the investment opportunity should be reserved to the Trust or that the opportunity is being offered to the Advisory Person by virtue of his or her position with the Trust or an Adviser to the Trust, the Clearing Officers shall refuse permission for the Advisory Person to enter into the transaction. The Clearing Officers may also deny approval to the Advisory Person to engage in such transaction under any circumstances in which the Clearing Officers reasonably believe that to grant such approval would not be in the best interests of the Trust. The decision of the Clearing Officers shall be final non-reviewable.

          (3) An Advisory Person who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Trust and the appropriate Adviser whenever such Advisory Person participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by any portfolio in the Trust complex.

          (4) In the event that an Advisory Person has been given approval to acquire securities in a private placement or an initial public offering, any subsequent decision of the Trust to purchase securities of the issuer of such private placement or initial public offering shall be subject to prior review by the Trust's independent Trustees who have no personal interest in the issuer.

     C.   Ban On Short - Term Trading Profits

          An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, unless such transactions fully comply with the restrictions of Section V(A) of this Code. Any profits realized on non-complying short-term trades shall be disgorged.

     D.   Gifts

          Access Persons may not accept any gift or other thing of more than de minimis value from any person or entity that does or seeks to do business with or on behalf of the Trust.

     E.   Service as a Director to Other Public Companies

          Advisory Persons may not serve on the board of directors of any publicly traded company without prior authorization of a majority of the Trust's Board of Trustees, which authorization shall be specifically based upon a determination that such service would not conflict with the interests of the Trust and its shareholders. If and when such board service is authorized, the Advisory Person serving as a director will be isolated from other Advisory Persons who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.  Advance Clearance Requirement For Personal Securities Transactions

     A.   Procedures

          (1)  From Whom Obtained
               Persons who desire to enter into personal securities transactions in transactions requiring prior approval under Section V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

          (2)  Time of Clearance
               Transaction clearances must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

          (3)  Form
               Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Trust, which form shall set forth the details of the proposed transaction.

          (4)  Filing
               Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Code Administrator in accordance with the record keeping requirements set forth in
               Section XII of this Code.

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     B.   Factors Considered in Clearance of Personal Transactions

          Clearing Officers may refuse to grant clearance of a personal securities transaction in a Covered Security at their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

          (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the security;

          (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Trust; and

          (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Trust.

VII. Exempt Personal Securities Transactions

     Neither the prohibitions nor the reporting requirements of this Code with respect to Personal Securities Transactions apply to:

     (A)  Purchases,  sales or other  acquisitions  or  dispositions  of Covered
          Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

     (B) Purchases, sales or other acquisitions or dispositions of Covered Securities which are not eligible for purchase or sale by any portfolio of the Trust;

     (C)  Involuntary purchases or sales of Covered Securities;

     (D)  Purchases which are part of an automatic  dividend  reinvestment plan;
          and

     (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VIII. Reporting of Personal Securities Transactions and Holdings

     A.   Reporting Requirements of Access Persons

          (1) Unless specifically excepted by other provisions of this Code, every Access Person must provide to the Code Administrator the following reports:

               (a) Initial Holdings Reports- Not later than ten (10) days after a person becomes an Access Person, such person shall complete, sign and deliver to the Code Administrator an Initial Holdings Report which, with respect to any Covered Securities in which the Access Person had any direct or indirect Beneficial Interest at the time of such report, contains the following information:

                    (i) The title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security held:

                    (ii) The current cost basis of each Covered Security held;

                    (iii)The name of and account  number at the  broker,  dealer or bank at which the Covered Security is held;

                    (iv) The  date  that the  report  is  submitted  to the Code
                         Administrator.

                    Any person who qualified as an Access Person prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

               (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each Access Person shall make a written Quarterly Transaction Report to the Code Administrator which, with respect to any Personal Securities Transaction during the previous calendar quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership, contains the following information:

                    (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved:

                    (ii) The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

                    (iii)The  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (iv) The name of the broker,  dealer or bank with or through which the transaction was effected;

                    (v) The name of and account number at any broker, dealer or bank at which the Access Person established an account during the reporting period; and

                    (vi) The  date  that  the   report  is   submitted   to  the
                         Administrator by the Access Person.

               (c) Annual Holding Reports- Not later than thirty (30) days after the end of each calendar year end, each Access Person shall make a written report to the Code Administrator which:

                    (i) Sets forth the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership during the reporting period;

                    (ii) Sets  forth  the  name  of and  account  number  at any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person during the reporting period;

                    (iii)Contains  the date that the report is  submitted by the
                         Access Person; and

                    (iv) States  that the  information  contained  in the Annual
                         Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

     B.   Exemptions from Reporting

          (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (2) A Trustee of the Trust who is not an "interested person" of the Trust, as such term is defined in Section 2(a)(19) of the 1940 Act, and who would otherwise be required to make a report solely by reason of being a Trustee of the Trust, need not make:

               (i)  An Initial Holdings Report or an Annual Holdings Report; and

               (ii) A Quarterly  Transaction Report, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the fifteen (15) day period immediately before or after the Trustee's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or an Adviser considered purchasing or selling the Covered Security.

          (3) An Access Person of an Adviser need not make a report to the Adviser, if such person makes a report to the Trust and all of the information contained in such report would duplicate information required to be recorded under ss.ss. 275.204-2(a)(12) or 275.204(a)(13) of the Investment Advisers Act of 1940, as amended.

          (4) An Access Person need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the Access Person for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

     C.   Responsibility to File Personal Transaction and Holdings Reports

          The responsibility for taking the initiative to file required reports under this Code is imposed on each Access Person. Any effort by the Code Administrator, Trust or Adviser to facilitate the reporting process does not change or alter that responsibility.

     D.   Where to File Personal Transaction and Holdings Reports

          All Personal Transaction and Holdings Reports must be filed with the Code Administrator.

IX.  Confidentiality of Trust Securities Transactions

     Until disclosed in a public report to shareholders or to the Commission in the normal course of the Trust's business, all information concerning Covered Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Code Administrator to report any inadequacy found by him or her to the Board of Trustees of the Trust or any committee appointed by the Board to deal with such information.

X.   Reporting of Code Violations

     (A)  Violations   of  this  Code  by  any   person   other  than  the  Code
          Administrator,   Principal   Executive  Officer  or  Senior  Financial
          Officers shall be reported to the Code Administrator. The Code Administrator shall report such violations to the Principal Executive Officer, who shall determine an appropriate sanction, in consultation with the Code Administrator. Subsequent to such determination, the Code Administrator shall provide a report of any such violations and sanctions to the Board of Trustees.

     (B) Violations of this Code by a Trustee, Principal Executive Officer, Senior Financial Officer or Code Administrator shall be reported to the Audit Committee of the Board of Trustees. The Audit Committee shall investigate such report and impose such sanctions as they deem appropriate. Subsequent to such determination, the Audit Committee shall provide a report of any such violations and sanctions to the full Board of Trustees.

     (C) The Independent Trustees, by majority vote, may at any time amend, repeal, extend or increase any sanction imposed by the Principal Executive Officer for a violation of this Code.

XI.  Sanctions

     (A) Any violation of this Code with respect to matters pertaining to Rule 17j-1 shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances. Such sanctions may include, but are not limited to suspension or termination of employment, a letter of censure, restitution, and/or reporting of the violator to criminal authorities or the Commission.

     (D) Sanctions for violations of this Code by a Principal Executive Officer, Senior Financial Officer or Trustee of the Trust will be determined by a majority vote of the Trust's independent Trustees or in the case of violations relating to financial statements and reports, the Trust's Audit Committee. Such sanctions may include, but are not limited to suspension or termination of employment, a letter of censure, restitution, and/or reporting of the violator to criminal authorities or the Commission.

XII. Required Records

     The Code Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

     (A)  A copy of this and any  other  Code  adopted  pursuant  to Rule  17j-1 and/or the SOA which has been in effect during the past five (5) years;

     (B) A record of any violation of such Codes and of any action taken as a result of such violation;

     (C) A copy of each report made by the Code Administrator within two (2) years from the end of the fiscal year of the Trust in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

     (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Code; and

     (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five
          (5) years, the first two (2) years in an easily accessible place.

XIII. Administration and Construction

     (A) The administration of this Code shall be the responsibility of the Secretary of the Trust or such other person as the Trustees may appoint from time to time, who shall serve as the "Administrator" of this Code.

     (B)  The duties of the Code Administrator shall include:

          (1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

          (2) Providing each Access Person a copy of this Code and informing them of their duties and obligations thereunder, and assuring that Access Persons who are not Advisory Persons are familiar with applicable requirements of this Code;

          (3) Supervising the implementation and the enforcement of the Code;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code;

          (5) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by the Trust;

          (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

          (7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code which may appear consistent with the objectives of the Rule of this Code;

          (8) Conducting such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to the Board of Trustees of the Trust or any committee appointed by them to deal with such information;

          (9) Submitting a quarterly report to the Trustees of the Trust containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code.

XIV. Amendments and Modifications

This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Trust.

This Code of Ethics was adopted by the Trust's Board of Directors, including a majority of the Trust's "Independent Directors", at a meeting held on September __, 2003.

Witness my Signature:

___________________________
___________________________
Secretary to the Trust